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[PRICEWATERHOUSECOOPERS LOGO]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form N-4 (the "Registration Statement") of our report dated
March 1, 2000, relating to the financial statements of New York Life Insurance and Annuity Corporation which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
June 15, 2000